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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1995 Nonstatutory Stock Option Plan and the 1993 Director Stock Option Plan of OPTi, Inc. of our report dated January 31, 1996, with respect to the consolidated financial statements and schedule of OPTi, Incorporated included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                 ERNST & YOUNG LLP



San Jose, California
November 25, 1996